Exhibit 99.2
Second Quarter 2006 Earnings Conference Call August 2, 2006 Owen Kratz - Chief Executive Officer Martin Ferron - President Wade Pursell - Chief Financial Officer

This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; any statements regarding the anticipated results (financial or otherwise) of the merger of Remington Oil and Gas Corporation into a wholly-owned subsidiary of Helix; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's Annual Report on Form 10-K for the year ending December 31, 2005; and, with respect to the Remington merger, actual results could differ materially from Helix's expectations depending on factors such as the combined company's cost of capital, the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations, prior contractual commitments of the combined companies and their ability to terminate these commitments or amend, renegotiate or settle the same, the combined company's actual capital needs, the absence of any material incident of property damage or other hazard that could affect the need to effect capital expenditures, any unforeseen merger or acquisition opportunities that could affect capital needs, the costs incurred in implementing synergies and the factors that generally affect both Helix's and Remington's respective businesses. Actual actions that the combined company may take may differ from time to time as the combined company may deem necessary or advisable in the best interest of the combined company and its shareholders to attempt to achieve the successful integration of the companies, the synergies needed to make the transaction a financial success and to react to the economy and the combined company's market for its exploration and production. We assume no obligation and do not intend to update these forward-looking statements. Forward-Looking Statements

Presentation Outline I. Summary of Results II. Operational Highlights by Segment A. Contracting Services B. Oil & Gas Production III. Strategic Overview IV. Questions & Answers H E L I X E N E R G Y S O L U T I O N S

Summary of Results (all amounts in thousands, except per share amounts and percentages) Second Quarter Second Quarter First Quarter 2006 2005 2006 Revenues $305,013 $166,531 $291,648 Gross Profit 131,692 52,419 102,266 43% 31% 35% Net Income 69,139 26,027 55,389 23% 16% 19% Diluted Earning Per Share 0.83 0.32 0.67 EBITDA (see reconciliation in the attached financial summary) 146,728 48% 72,717 44% 144,617 50% H E L I X E N E R G Y S O L U T I O N S

2Q 2005 2Q 2006 Contracting Services 98.9 223.9 Oil & Gas Production 67.6 81.1 Revenues and Gross Profit by Segment 2Q 2005 2Q 2006 Contracting Services 16.3 90.2 Oil & Gas Production 36.1 41.5 Revenues in Millions Gross Profit in Millions H E L I X E N E R G Y S O L U T I O N S Contracting Services Oil & Gas Production

2Q 2005 2Q 2006 2005 Actual 2006 Estimate 26 69.1 0 150.1 226 51 Earnings Growth (Net Income in Millions) H E L I X E N E R G Y S O L U T I O N S 26.0 69.1 150.1 334 289 Guidance Range

2001 2002 2003 2004 2005 2006 12.3 4.9 7.4 13.4 16.5 23 Return on Capital Invested 2nd QTR YTD (See GAAP reconciliation at Company's website - www.HelixESG.com) 12 5 7 13 17 23 H E L I X E N E R G Y S O L U T I O N S (Percentage)

MARAD Construction and Other Long Term Debt Term B Facility (Amounts in Millions) 7/01/06 6/30/06 12/31/05 12/31/04 Debt To Book Capitalization 22% 40% 35% 48% Convertible Notes H E L I X E N E R G Y S O L U T I O N S Pro Forma

Contracting Services (CS)

(Amounts reflected are in thousands, except percentages, and are before intercompany eliminations and pre-tax charges for asset value impairments in Q2/05)

	Second Quarter		First Quarter
	2006	2005	2006
Revenues	$237,354	$103,391	$220,821
Gross Profit	91,190	17,577*	79,644
	38%	17%	36%

- Q2/06: Overall revenues more than doubled year over year and increased by 7% sequentially. The improvement resulted from another full quarter of contribution from the acquisitions made last year (Acergy assets, Torch assets and Helix RDS) together with better pricing.

* Before $790k pre-tax asset value impairment charge.

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HELIX ENERGY SOLUTIONS

Contracting Services (CS) cont. Gross profit margins improved by 21 points year over year and by two points sequentially. The sequential improvement was due to better pricing in all segments. Q3/06 and Outlook: We expect further improvement in 2H/06 financial performance driven mainly by pricing. This trend should continue for at least the medium term as we add backlog on gradually better terms. In particular, in the Deepwater construction and Well Operations segments, we are presently undertaking some projects that were bid up to a year ago. Pricing has improved since then and this will be visible over the next few quarters. H E L I X E N E R G Y S O L U T I O N S

CS – Reservoir and Well Technology

(Amounts in thousands, except percentages)


Drilling & Completion
Geophysics
OnDemand
Geo Mechanics
Geology
Multidiscipline Core Teams
Production Technology & Chemistry
OnDemand
Petrophysics
Reservoir Engineering

	Second Quarter 2006	First Quarter 2006
Revenues	$10,263	$9,605
Gross Profit	3,320	2,509
	32%	26%

- Q2/06: Both revenue and gross profit were in line with our expectations for this second quarter since the acquisition of Helix RDS. Gross profit margins improved six points sequentially mainly due to key contract renewals at higher rates.
- Q3/06 and Outlook: Activity levels are expected to remain at robust levels for the remainder of the year. The recruitment and retention of personnel will continue to be the main challenge related to continued improvement in financial performance.

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HELIX ENERGY SOLUTIONS

CS - Shelf Construction Second Quarter Second Quarter First Quarter 2006 2005 2006 Revenues $124,765 $40,699 $119,790 Gross Profit 60,944 9,584* 50,205 49% 24% 42% Utilization 87% 54% 90% (Amounts in thousands, except percentages and are before intercompany; eliminations and before pre-tax charges for asset value impairments in Q2/05) H E L I X E N E R G Y S O L U T I O N S * Before $790k pre-tax asset value impairment charge.

CS - Shelf Construction Continued Q2/06: Utilization remained at near the record level of Q1, helped by continued incremental demand caused by the 2005 hurricanes. Gross profit margins increased seven points sequentially to just under 50%. Q3/06 and Outlook: We expect this level of utilization to be maintained well into next year as hurricane related inspection and repair work continues. The longevity of this work is illustrated by the fact that the DSV Kestrel will commence an eighteen month contract with a major operator in August, and we anticipate chartering extra vessels to take on additional projects later in the year. Future financial performance will also be boosted by the recent acquisition of Fraser Diving which is based in Singapore and operates in the Middle East and Asia Pacific regions. The main assets associated with the transaction are six saturation diving systems and fifteen air diving systems. The purchase price was approximately $26 million. H E L I X E N E R G Y S O L U T I O N S

CS – Deepwater Construction



Utilization

	Second Quarter		First Quarter
	2006	2005	2006
Pipelay	85%	91%	100%
Robotics	67%	68%	70%

Q2/06:

- Pipelay asset utilization declined by 15% sequentially due to 15 days of unscheduled downtime for the *Intrepid* and the commencement of the *Express* upgrade in mid-June.

- Utilization of robotic assets was essentially flat with Q1 before the start of seasonal pipe burial work. At times during the Q2 the robotics group had up to four vessels on charter.

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HELIX ENERGY SOLUTIONS

CS – Deepwater Construction



Q3 and Outlook

- Both deepwater pipelay assets are booked through the end of the year (apart from the upgrade program for the *Express* which is scheduled for a further 55 days in Q3). The outlook is also bright for 2007 based on brisk bidding activity.

- The robotics group (Canyon) looks set to have a strong second half of the year with the award of several significant pipe burial contracts, together with a continued good market for ROV services.



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HELIX ENERGY SOLUTIONS

CS – Well Operations

Utilization

	Second Quarter		First Quarter
	2006	2005	2006
	83%	49%	71%



- Q2/06: Utilization increased by 12% sequentially although the *Q4000* had another period of unscheduled downtime in Q2.



- Q3/06 and Outlook: Both vessels are fully booked until next year, with the *Seawell* in particular looking set to see at least a 10 point gross profit increase compared to 2005.

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HELIX ENERGY SOLUTIONS

CS - Production Facilities

(Amounts in thousands)	Second Quarter 2006	Second Quarter 2005	First Quarter 2006
Equity in Earnings	$4,629	$2,708	$3,365
Production throughput (MBOe)	2,951	718	1,273

- Q2/06: Continued well problems, related to the *K2* field development, curtailed production flowing to the *Marco Polo* platform. The second *K2* well started producing in July. By mid-July, combined production from the *Marco Polo* and four *K2/K2 North* wells was about 48,500 BOED.

- Q3/06 and Outlook: A third *K2N* well should come on-line by early August adding approximately 10,000 BOED production. The third *K2* well is still scheduled for first production in the middle of Q3. The two *Ghengis Khan* well completions have been impacted by the recent MMS rules which limit the use of certain rigs during the hurricane season and will be delayed until the first quarter of 2007. Equity income for the full year is now expected to fall in the range of $20 to $24 million as per our recently updated guidance.

- The *Independence Hub* hull was delivered to the GOM in June and some work remains to be completed prior to the planned integration of the hull and topsides in late August. The mooring piles have been pre-installed. Installation and mechanical completion are still planned by the end of the year although activities on the BP *Atlantis* project could cause some slight delays. Production is expected to commence by the second quarter of 2007.

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Oil & Gas Production Second Quarter Second Quarter First Quarter 2006 2005 2006 Revenues $81,110 $67,590 $80,312 Gross Profit (before asset impairments) 41,499 38,389 43,369 51% 57% 54% Asset Impairments - <2,757> <20,746> Production (BCFe): Shelf 6.0 6.7 5.4 Gunnison 2.5 2.2 2.7 Average Commodity Prices (net of hedging impact): Oil/Bbl $64.98 $45.96 $58.71 Gas/Mcf 7.42 7.32 9.52 (Amounts in thousands, except percentages and production data)

Oil & Gas Production

- **Q2/06:**
  - ✓ Shelf: Production of 6.0 Bcfe was 11% greater than achieved in the first quarter due to a continued ramp up following the shut-ins caused by the 2005 hurricanes. Realized commodity prices were down 7% overall sequentially but 20% higher than those achieved in last year's second quarter. Natural gas made up 54% of the second quarter production.
  - ✓ *Gunnison*: Production of 2.5 BCFe was up 14% over the prior year's quarter. Natural gas made up 52% of *Gunnison* production in Q2.
  - ✓ The present status of all deepwater production projects, besides *Gunnison*, is presented on the next two slides. This will be updated next quarter to include near term projects associated with the Remington acquisition.



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HELIX ENERGY SOLUTIONS

Deepwater Production – Project Update

Field / Prospect	ERT Interest	Q2 Activity	Outlook	Estimated Production Date
GB 689 - Dawson Deep	10%	Tie-back construction work completed to Gunnison Spar	Production commenced early in Q3	Q3/06
GC 195 - Tiger	40%	Drilling and completion activities completed.	Well to be tied back to EW 947 during Q3	Q4/06
AT 63 -Telemark	0%	Review of development plans with partners	Field sold early in Q3	——
GB 344 - Devil's Island	50%	Appraisal well drilled and suspended	New sidetrack/well completion planned for later in the year	2H/07

Deepwater Production – Project Update Continued

Field / Prospect	ERT Interest	Q1 Activity	Outlook	Estimated Production Date
GB 346 -Huey	20%	Drilling commenced	Drilling to be completed in Q3	1H/07
AT 426 -Bass Lite	17.5%	None	Development drilling planned for Q4/06	1H/08

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HELIX ENERGY SOLUTIONS

Helix Hedges: As Of July 31, 2006 H E L I X E N E R G Y S O L U T I O N S